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                                                                    EXHIBIT 99.2


                        INTERNATIONAL REALTY GROUP, INC.
                                 MIAMI, FLORIDA
                                AUGUST 19, 1996

                                CONVERTIBLE NOTE
                  DUE UPON AUTHORIZED ISSUANCE OF COMMON STOCK

                           $32,120,440  U.S. DOLLARS



         INTERNATIONAL REALTY GROUP, INC., a Delaware corporation (the "Corporation"), for value received promises to pay to HEMISPHERE DEVELOPMENTS, LIMITED the equivalent face amount of Common Stock, immediately upon the Corporation's ability to issue authorized Common Stock, which amount equals 41,074,732 shares.

         In the event this Convertible Note is not converted on or before December 31, 1996, then this Note shall be due and payable on DECEMBER 31, 1996, ("Maturity Date") together with interest at the rate of FIVE PERCENT (5.0%) per annum. Failure to pay the face amount of this Convertible Note plus accrued interest on the Maturity Date shall be an Event of Default.


         1. CONVERSION. This debenture shall convert the principal amount hereof into the Corporation's Common Stock. To convert this Note, the holder or holders hereof must surrender the same at the office of the Corporation, together with a written instrument of transfer in a form satisfactory to the Corporation, properly completed and executed and with a written notice of conversion within FIFTEEN (15) days of the Corporation's notification to the holder that the Corporation is authorized to issue Common Stock. It is expressly agreed and understood that the Corporation has the sole and absolute right to force conversion of this Note into a like amount of Common Stock. In the event that the holder of this Note does not surrender same to the Corporation after notice of its intent to convert, then, in that event, the holder hereof agrees that this Note shall be canceled on the books of the Corporation and the Corporation shall have no further obligation hereunder other than to issue the shares required herein.

         2. REDEMPTION. The Corporation may at any time prepay in whole or in part, the principal amount, plus accrued interest to the date of prepayment, upon THIRTY (30) days written notice by certified or registered mail to the registered owners of all outstanding convertible notes. Such notice shall be mailed to their addresses appearing on the Corporation's books.

         3. REGISTERED OWNER. The Corporation may treat the person or persons whose name or names appear on this Convertible Note as the absolute owner or owners hereof for the purpose of receiving payment of, or on account of, the principal and interest due on this Convertible Note and for all other purposes.

          4. RELEASE OF SHAREHOLDERS, OFFICERS AND DIRECTORS. This Convertible Note is the obligation of the Corporation only and no recourse shall be had for the payment of any principal or interest hereon against any shareholder, officer or director of the Corporation, either directly or through the Corporation, by virtue of any statute for the enforcement of any assessment or otherwise. The holder or holders of this Convertible Note, by the acceptance hereof, and as part of the consideration for this Convertible Note, release all claims and waive all liabilities against the foregoing persons in connection with this Convertible Note.

         5. COLLATERAL. This Convertible Note is secured by 30% of the shares of stock of Nueva Tierra S.A. de C.V. and the companies listed on the Exhibit attached hereto. In the Event of Default, all shares shall be immediately transferred to the holder thereof.



         IN WITNESS WHEREOF, the Corporation has signed and sealed this Convertible Note this 19TH day of AUGUST, 1996.




                                       INTERNATIONAL REALTY GROUP, INC.


Attest:                                By: / S / Richard Bradbury
                                          ---------------------------------
                                           President

By:   / S / Rita Templer
    ----------------------------------
     Assistant Secretary